
                                                       AS FILED JANUARY 18, 2001


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              INTRAWEST CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

British Columbia, Canada                                  N/A
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                         Suite 800, 200 Burrard Street,
                   Vancouver, British Columbia, Canada V6C 3LG
                                 (604) 669-9777
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                     INTRAWEST CORPORATION STOCK OPTION PLAN
                            (Full title of the plan)

                                PTSGE Corporation
                             Preston Gates Ellis LLP
                          701 Fifth Avenue, Suite 5000
                             Seattle, WA 98104-7078
--------------------------------------------------------------------------------
               (Name and address of agent for service of process)

                                 (206) 623-7580
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                                 Gary J. Kocher
                            Preston Gates & Ellis LLP
                          701 Fifth Avenue, Suite 5000
                         Seattle, Washington 98104-7078

                         CALCULATION OF REGISTRATION FEE
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

====================================================================================================================
                                                   Proposed           Proposed maximum
   Title of securities        Amount to be      maximum offering     aggregate offering           Amount of
     to be registered         registered (1)   price per unit (2)        price (2)             registration fee
--------------------------- ------------------ ------------------- ----------------------- -------------------------
      Common Stock,
    without par value        450,000 shares         $18.875            $8,493,750.00              $2,123.44

====================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Based on the average of the high and low share price on January 16, 2001 as reported on the NYSE, exclusively used to calculate the registration fee pursuant to Rule 457(c).

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                     REGISTRATION OF ADDITIONAL SECURITIES

          Pursuant to General Instruction E to Form S-8, this Registration Statement is for the registration of 450,000 additional securities, without par value, of Intrawest Corporation (the "Company"), for issuance under the Intrawest Corporation Stock Option Plan (the "Plan"). On October 30, 1998, the Company filed with the Securities and Exchange Commission a registration statement on Form S-8 (No. 333-66393) relating to shares of the Company's common stock to be issued in connection with the Plan. This Registration Statement (a) relates to securities of the same class as those to which the prior registration statement relates and (b) incorporates by reference the contents of the prior registration statement.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

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

EXHIBIT NUMBER         DESCRIPTION                                                  PAGE
--------------         -----------                                                  ----
     5.1               Opinion of McCarthy Tetrault                                 5

     23.1              Consent of KPMG LLP                                          6

     23.2              Consent of McCarthy Tetrault (see Exhibit 5.1)

     24.1              Power of Attorney (see signature page)
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


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, Country of Canada on this 18th day of January, 2001.


                                    INTRAWEST CORPORATION


                                    /s/ Joe S. Houssian
                                    --------------------------------------------
                                    Name:   Joe S. Houssian
                                    Title:  Chairman, President and Chief
                                            Executive Officer and Director


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 18, 2001.


Name                                            Title
----                                            -----

/s/ Joe S. Houssian                    Chairman, President and Chief Executive
---------------------------            Officer and Director (Principal
Joe S. Houssian                        Executive Officer)


/s/ Daniel O. Jarvis                   Executive Vice President and
---------------------------            Chief Financial Officer and Director
Daniel O. Jarvis                       (Principal Financial Officer)


/s/ David C. Blaiklock                 Vice President and Corporate Controller
---------------------------            (Principal Accounting Officer)
David C. Blaiklock


/s/ R. Thomas M. Allan                 Director
---------------------------
R. Thomas M. Allan


/s/ David A. King                      Director
---------------------------
David A. King


/s/ Gordon H. MacDougall               Director
---------------------------
Gordon H. MacDougall



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

Name                                            Title
----                                            -----
/s/ Paul M. Manheim                    Director
---------------------------
Paul M. Manheim


/s/ Paul A. Novelly                    Director
---------------------------
Paul A. Novelly


/s/ Bernard A. Roy                     Director
---------------------------
Bernard A. Roy


Khaled C. Sifri                        Director
---------------------------
Khaled C. Sifri


---------------------------            Director
Hugh R. Smythe


/s/ Nicholas C.H. Villiers             Director
---------------------------
Nicholas C.H. Villiers


---------------------------            Director
Gary L. Raymond
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